NEOS ETF TRUST 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N‐1A of Kurv Yield Premium Strategy C3.ai (AI) ETF, Kurv Yield Premium Strategy Boeing (BA) ETF, Kurv Yield Premium Strategy Bank of America (BAC) ETF, Kurv Yield Premium Strategy Chevron (CVX) ETF, Kurv Yield Premium Strategy Ford (F) ETF, Kurv Yield Premium Strategy Coca Cola (KO) ETF, Kurv Yield Premium Strategy Meta (META) ETF, Kurv Yield Premium Strategy Netflix (NFLX) ETF, Kurv Yield Premium Strategy NVIDIA (NVDA) ETF, and Kurv Yield Premium Strategy Palantir (PLTR) ETF, each a series of Neos ETF Trust, under the headings “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 16, 2023

C O H E N & C OMP A N Y , L T D.

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board